UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2013

Intelligent Living Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20801 Biscayne Blvd, Suite 403
Miami, FL 33180
(Address of Principal Executive Offices) (Zip Code)

866.326.3000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

On October 25, 2013 the Board of Directors of Intelligent Living, Inc. retained the services of Labrozzi & Co., PA to be Intelligent Living Inc.’s new certifying accountant.  This was not formalized until the Board of Directors formally held a Board meeting on November 18, 2013 to dismiss W.T. Uniack and Company, CPA’s, P.C. as Intelligent Living’s certifying accountant.  As part of the transition the former certifying accountant issued a letter dated November 18, 2013 stating that there were no disagreements between W.T. Uniack and Co., CPA’s, PC and the Company concerning the Company’s financial statements.  The Board of Directors of Intelligent Living dismissed W.T. Uniack and Company as its certifying accountant because of a lack of communication and cooperation between the Company and W.T. Uniack and Company.

Management has reviewed the former financial reports of the prior company, Feel Golf Co., Inc., and has found no evidence of any adverse opinions, or disclaimers of opinion, or any other qualifications or modifications as defined under Item 304(a)(1)(ii) of Regulation S-K.

Intelligent Living Inc. was formed as a private company and filed its Articles of Incorporation on March 25, 2011 under the State of Florida. The management of this company had never previously engaged W.T. Uniack as auditor for Intelligent Living Inc. prior to the share exchange agreement between Feel Golf Co., Inc. and Intelligent Living Inc. on April 5, 2013.

The current management of Intelligent Living Inc. cannot therefore attest to any prior disagreements between the former auditor and management of the predecessor company, as current management has only had a relationship with the former auditor since the completion of the share exchange agreement between Feel Golf Co., Inc. and Intelligent Living Inc. on April 5, 2013.  The Board of Directors of Intelligent Living determined during its meeting on November 18, 2013 to dismiss the auditor because of lack of communication and responsiveness to the needs of the Company.  At no time since completion of the share exchange agreement has the management or board of directors of Intelligent Living been made aware of, or has the former auditor expressed any disagreement or concern with any matter of accounting principle or practice, financial statement disclosure, or auditing scope and procedure.

Due to W.T. Uniack’s lack of communication and responsiveness, Intelligent Living Inc. has been unable to obtain an updated letter from the former auditor stating whether it agrees with the statements made above in Item 4.01 of this amended 8-K.

On February 20, 2014, it was brought to the Company’s attention that the PCAOB revoked the registration of Labrozzi & Co, PA.  Due to the deregistration of this auditor, the Board of Directors formally held a Board meeting on February 21, 2014 to officially dismiss Labrozzi & Co., PA as Intelligent Living, Inc.’s certifying accountant.

At no time had Labrozzi & Co, PA prepared any audits or issued any opinions for Intelligent Living Inc.

Intelligent Living Inc. has been unable to contact Labrozzi and therefore could not obtain a letter to support the fact that during the Company’s two most recent fiscal years and any subsequent interim period (through the date of hire of Labrozzi) the Company did not consult with Labrozzi & Co., PA regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on your financial statements, or (iii) any matter that was either the subject of a disagreement between Company and W.T. Uniack & Co., CPA’s, PC as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 24, 2014	Intelligent Living Inc.

	By	/s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer